EXHIBIT A
SUBADVISORY AGREEMENT
BETWEEN
NATIONWIDE VARIABLE INSURANCE TRUST
NATIONWIDE FUND ADVISORS
AND
J.P. MORGAN INVESTMENT MANAGEMENT INC.

Effective May 1, 2007, as amended February 7, 2008
Amended July 8, 2011*

Funds of the Trust SubAdvisory Fees

NVIT Multi-  0.45% on Subadviser Assets
Manager Small           of up to $200 million

Cap Value Fund
          0.40% on Subadviser Assets
                        of $200 million and more

NVIT Multi-Manager      0.40% on Subadviser Assets
International

Value     of up to $500 million
Fund                    0.35% on Subadviser Assets
                        of $500 million and more

* As approved at the June15, 2011 Board Meeting.

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IN WITNESS WHEREOF, the parties hereto have executed
this Exhibit A on the effective date set forth above.
TRUST
NATIONWIDE VARIABLE INSURANCE TRUST

By:  /s/Michael S. Spangler
Name:  Michael S. Spangler
Title:  President

ADVISER
NATIONWIDE FUND ADVISORS

By:  /s/Michael S. Spangler
Name:  Michael S. Spangler
Title:  President

SUBADVISER
JPMORGAN INVESTMENT MANAGEMENT INC.

By: /s/Danielle K. Azua
Name:  Danielle K. Azua
Title:  Vice President